EXHIBIT 12.7

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Jan. 1-	Nov. 7-	Year Ended December 31,
	Nov. 6, 2001	Dec. 31, 2001	2002	2003	2004	2005
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$62,381	$14,617	$63,224	$60,953	$66,955	$45,919
Interest and other charges, before reduction for amounts capitalized	48,568	8,461	50,969	46,277	45,057	44,655
Provision for income taxes	39,449	10,905	44,372	44,006	38,217	30,084
Interest element of rentals charged to income (a)	284	(693)	515	437	1,401	1,597
Earnings as defined	$150,682	$33,290	$159,080	$151,673	$151,630	$122,255

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$33,101	$5,615	$40,774	$36,657	$40,630	$36,804
Other interest expense	9,219	1,744	2,636	5,841	4,427	7,851
Subsidiary’s preferred stock dividend requirements	6,248	1,102	7,559	3,779	-	-
Interest element of rentals charged to income (a)	284	(693)	515	437	1,401	1,597
Fixed charges as defined	$48,852	$7,768	$51,484	$46,714	$46,458	$46,252

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.08	4.29	3.09	3.25	3.26	2.64

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

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EXHIBIT 12.7

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Jan. 1-	Nov. 7-	Year Ended December 31,
	Nov. 6, 2001	Dec. 31, 2001	2002	2003	2004	2005
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$62,381	$14,617	$63,224	$60,953	$66,955	$45,919
Interest and other charges, before reduction for amounts capitalized	48,568	8,461	50,969	46,277	45,057	44,655
Provision for income taxes	39,449	10,905	44,372	44,006	38,217	30,084
Interest element of rentals charged to income	284	(693)	515	437	1,401	1,597
Earnings as defined	$150,682	$33,290	$159,080	$151,673	$151,630	$122,255

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
Interest on long-term debt	$33,101	$5,615	$40,774	$36,657	$40,630	$36,804
Other interest expense	9,219	1,744	2,636	5,841	4,427	7,851
Preferred stock dividend requirements	6,248	1,102	7,559	3,779	-	-
Adjustments to preferred stock dividends to state on a pre-income tax basis	-	-	-	-	-	-
Interest element of rentals charged to income (a)	284	(693)	515	437	1,401	1,597
Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$48,852	$7,768	$51,484	$46,714	$46,458	$46,252
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)	3.08	4.29	3.09	3.25	3.26	2.64

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

105